BlackRock Latin America Fund, Inc.

 (formerly Merrill Lynch Latin America Fund, Inc.)

77Q1(e):

Copies of new or amended Registrant investment advisory contracts

Copy of new Investment Advisory Agreement between the Registrant and BlackRock Advisors, LLC is hereby incorporated by reference to Exhibit 4(A), of Post-Effective Amendment Number 18 filed on September 27, 2006 (SEC Accession No. 000891092-06-002830).